UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 31, 2020, John Textor resigned as a member of the Board of Directors of FaceBank Group, Inc. (the “Company”), effective as of the close of business on July 31, 2020. Mr. Textor will continue as Head of Studio, which the Company has determined is not an executive officer position. The resignation of Mr. Textor is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices. A copy of Mr. Textor’s resignation letter is attached hereto as Exhibit 17.1.

On July 31, 2020, Alexander Bafer resigned as a member of the Company’s Board of Directors and as an executive officer of the Company, effective as of the close of business on July 31, 2020. The resignation of Mr. Bafer is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices. A copy of Mr. Bafer’s resignation letter is attached hereto as Exhibit 17.2.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
17.1	Resignation Letter of John Textor, dated July 31, 2020.
17.2	Resignation Letter of Alexander Bafer, dated July 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FACEBANK GROUP, INC.

Date: August 5, 2020	By	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer